Exhibit 99.1
Audited Financial Statements
Great American Life Assurance Company of Puerto Rico
Years Ended December 31, 2005 and 2004

Great American Life Assurance Company of Puerto Rico
Audited Financial Statements
Years Ended December 31, 2005 and 2004

Report of Independent Auditors
The Board of Directors
Great American Life Assurance Company of Puerto Rico
We have audited the accompanying balance sheets of Great American Life Assurance Company of Puerto Rico (the Company) as of December 31, 2005 and 2004, and the related statements of income, changes in shareholders’ equity and comprehensive income and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As discussed in Note 14, to the accompanying financial statements, a prior period adjustment has been recorded due to a correction of certain deferred tax liabilities.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Great American Life Assurance Company of Puerto Rico at December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.
/s/ Ernst & Young LLP
March 10, 2006
Stamp No. 2094023
affixed to
original of
this report.

Great American Life Assurance Company of Puerto Rico
Balance Sheets

	December 31
	2005	2004
		(As restated)
Assets
Investments:
Bonds	$191,029,410	$207,641,540
Common stocks	1,133,494	11,919,765
Preferred stocks	1,360,800	1,447,600
Policy loans	4,743,179	4,547,337

Total investments	198,266,883	225,556,242

Cash and cash equivalents	9,145,835	7,214,740

Premiums due and uncollected, net of allowance for doubtful accounts of $176,000 in 2005 and 2004	1,040,971	920,964
Agents balances, net of allowance for doubtful accounts of $689,190 and $739,190 in 2005 and 2004, respectively	2,304,698	2,007,865
Accrued investment income	2,708,717	3,028,214
Deferred policy acquisition costs	18,203,580	60,695,005
Value of business acquired	3,588,633	14,954,636
Property, equipment and leasehold improvements, at cost, net of accumulated depreciation of $3,711,310 in 2005 and $3,235,784 in 2004, respectively	1,259,663	1,302,727
EDP software, at cost, net of accumulated amortization of $631,968 and $565,384 in 2005 and 2004, respectively	229,624	158,666
Reinsurance recoverable on paid losses	504,920	500,510
Other assets	402,826	820,439

Total assets	$237,656,350	$317,160,008

Great American Life Assurance Company of Puerto Rico
Balance Sheets (continued)

	December 31
	2005	2004
		(As restated)
Liabilities and shareholders’ equity
Liabilities:
Future policy benefits:
Life	$46,562,095	$138,487,843
Unearned premium reserve	488,757	1,476,735
Accident and health	2,510,262	7,233,778
Policyholder account balances	3,738,731	8,430,636
Funds held under reinsurance treaties	118,635,142	—
Policy and contract claims:
Life and annuity	5,245,316	6,728,375
Accident and health	3,403,087	3,181,252
Amount due to reinsurers	400,000	—
Advance premiums	90,961	96,424
Deferred tax liability	3,709,020	7,090,331
Accounts payable and accrued expenses	6,082,798	6,869,687
Other liabilities	100,000	200,000

Total liabilities	190,966,169	179,795,061

Shareholders’ equity:
6% nonvoting preferred stock, par value $100 noncancelable:
Authorized 60,000 shares; none issued and outstanding	—	—
Common stock, par value $1 per share:
Authorized 3,000,000 shares; issued and outstanding, 2,500,000 in 2005 and 2004	2,500,000	2,500,000
Additional capital	36,762,429	50,870,000
Other comprehensive income	7,427,752	15,235,779
Retained earnings	—	68,759,168

Total shareholders’ equity	46,690,181	137,364,947

Total liabilities and shareholders’ equity	$237,656,350	$317,160,008

See accompanying notes.

Great American Life Assurance Company of Puerto Rico
Statements of Income

	Year Ended December 31
	2005	2004	2003
		(As restated)	(As restated)
Premiums and other considerations:
Life	$65,705,398	$61,953,580	$57,194,505
Accident and health	4,474,578	4,771,313	5,511,266

Total premiums	70,179,976	66,724,893	62,705,771

Investment income	15,936,311	11,501,297	11,071,836

Total revenue	86,116,287	78,226,190	73,777,607

Death and other benefits:
Life	15,113,741	13,372,857	11,993,924
Accident and health	5,006,971	2,459,589	4,395,462
Other	3,613,761	3,068,865	3,111,957
Increase in future policy benefits	10,592,041	10,321,905	10,462,324
Interest expense	1,167,642	1,055,320	989,009
Commissions for acquiring and servicing policies	22,200,893	20,708,339	21,208,990
Increase in deferred policy acquisition cost	(7,626,575)	(7,469,684)	(9,647,975)
Amortization of value of business acquired	1,484,003	1,671,317	2,201,112
General expenses	18,226,969	17,435,751	16,354,226

Total benefits and expenses	69,779,446	62,624,259	61,069,029

Earnings before income taxes	16,336,841	15,601,931	12,708,578

Income taxes:
Current	630,720	1,007,849	681,614
Deferred	(1,427,140)	(326,480)	(194,142)

	(796,420)	681,369	487,472

Net income	$17,133,261	$14,920,562	$12,221,106

See accompanying notes.

Great American Life Assurance Company of Puerto Rico
Statements of Changes in Shareholders’
Equity and Comprehensive Income
Years Ended December 31, 2005 and 2004

			Accumulated
			Other
	Common	Additional	Comprehensive	Retained
	Stock	Capital	Income	Earnings	Total

Balance at January 1, 2003 (as restated)	$800,000	$50,870,000	$14,045,315	$46,067,466	$111,782,781

Dividends declared	—	—	—	(1,249,986)	(1,249,986)
Comprehensive income:
Net income	—	—	—	12,221,106	12,221,106
Other comprehensive income:
Unrealized loss on securities, net of taxes of $(209,533)	—	—	(741,616)	—	(741,616)

Comprehensive income					11,479,490

Balance at December 31, 2003 (as restated)	800,000	50,870,000	13,303,699	57,038,586	122,012,285

Issuance of common stock	1,700,000	—	—	—	1,700,000
Dividends declared	—	—	—	(3,199,980)	(3,199,980)
Comprehensive income:
Net income	—	—	—	14,920,562	14,920,562
Other comprehensive income:
Unrealized gain on securities, net of taxes of $544,948	—	—	1,932,080	—	1,932,080

Comprehensive income					16,852,642

Balance at December 31, 2004 (as restated)	2,500,000	50,870,000	15,235,779	68,759,168	137,364,947

Issuance of common stock	—	—	—	—	—
Dividends declared and paid	—	—	—	(85,892,429)	(85,892,429)
Comprehensive income:
Net income	—	—	—	17,133,261	17,133,261
Other comprehensive income:
Unrealized loss on securities, net of taxes of $(1,954,171)	—	—	(7,808,027)	—	(7,808,027)

Comprehensive income					9,325,234
Return of capital	—	(14,107,571)	—	—	(14,107,571)

Balance at December 31, 2005	$2,500,000	$36,762,429	$7,427,752	$—	$46,690,181

See accompanying notes.

Great American Life Assurance Company of Puerto Rico
Statements of Cash Flows

	Year Ended December 31
	2005	2004	2003
		(As restated)	(As restated)
Operating activities
Net income	$17,133,261	$14,920,562	$12,221,106
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of investments	(4,388,980)	(274,747)	(256,567)
Depreciation and amortization	1,584,762	1,604,035	1,346,442
Amortization of deferred policy acquisition Costs	9,792,884	9,420,421	7,877,541
Amortization of value of business acquired	2,231,735	2,494,053	3,133,904
Capitalization of business acquired	—	(171,233)	—
Deferred tax liability change	(1,427,140)	(326,480)	(194,142)
Changes in assets and liabilities:
Premiums receivable	(120,007)	(113,447)	30,011
Agents’ balances	(296,833)	300,961	683,291
Other receivables	—	1,040,000	(1,040,000)
Accrued investment income	319,497	(118,608)	10,280
Deferred policy acquisition costs	(17,419,459)	(16,890,105)	(17,525,516)
Value of business acquired	(747,732)	(822,736)	(932,792)
Coinsurance treaty allowance — DAC	50,118,000	—	—
Coinsurance treaty allowance — VOBA	9,882,000	—	—
Reinsurance recoverable on paid losses	(4,410)	745,144	(236,841)
Other assets	(82,387)	(288,496)	(75,697)
Future policy benefits	(97,637,242)	12,760,431	11,983,986
Funds held under reinsurance	118,635,142	—	—
Policyholders account balances	(4,691,905)	865,629	826,817
Policy and contracts claims	(1,261,224)	(1,665,114)	1,224,882
Amount due to reinsurer	400,000	—	—
Advance premiums	(5,463)	(15,757)	13,566
Accounts payable and accrued expenses	(886,889)	809,475	(522,580)

Net cash provided by operating activities	81,127,610	24,273,988	18,567,691

Investing activities
Principal returns of investments	5,811,524	5,573,460	11,084,730
Redemption of investment	7,960,154	1,000,000	4,390,000
Proceeds from sale of investments	33,329,895	10,595,041	40,107,612
Purchase of investments	(25,529,773)	(35,219,635)	(74,134,063)
Purchase of property and equipment	(445,057)	(545,480)	(470,983)
Purchase of EDP software	(127,416)	(30,263)	(130,320)
Net (increase) decrease in policy loans	(195,842)	(20,364)	80,234
Issuance of common stock	—	1,700,000	—

Net cash provided by (used in) investing activities	20,803,485	(16,947,241)	(19,072,790)
(Continue)

Great American Life Assurance Company of Puerto Rico
Statements of Cash Flows (continued)

	Year Ended December 31
	2005	2004	2003
		(As restated)	(As restated)
Financing activities
Dividends paid	(85,892,429)	(3,199,980)	(1,249,986)
Return of capital	(14,107,571)	—	—

Net cash used in financing activities	(100,000,000)	(3,199,980)	(1,249,986)

Net increase (decrease) in cash	1,931,095	4,126,767	(1,755,085)

Cash and cash equivalents at beginning of year	7,214,740	3,087,973	4,843,058

Cash and cash equivalents at end of year	$9,145,835	$7,214,740	$3,087,973

Supplemental disclosures of cash flow information
Income taxes paid	$307,849	$801,614	$901,020

Change in unrealized gain on investment	$9,762,198	$(2,477,028)	$(950,790)

Purchase of stock in subsidiary in exchange for note payable	$—	$(200,000)	$—

See accompanying notes.

Great American Life Assurance Company of Puerto Rico
Notes to Financial Statements
December 31, 2005
1. Nature of Organization and Summary of Significant Accounting Policies
Organization
Great American Life Assurance Company of Puerto Rico (the Company) is a 99.99% owned subsidiary of Great American Financial Resources Inc. The Company is organized under the laws of the Commonwealth of Puerto Rico and is engaged in the underwriting of life, annuity and accident and health insurance. The Company operates in Puerto Rico and the U.S. Virgin Islands. The Company is subject to the provisions of the Insurance Code and Regulations of the Commonwealth of Puerto Rico.
Basis of Presentation
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States that differ from statutory accounting practices prescribed or permitted for insurance companies by the Insurance Commissioner of the Commonwealth of Puerto Rico (the Insurance Commissioner).
Use of Estimates
The preparation of financial statements of insurance companies in accordance with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.
Statutory Accounting Practices
Great American Life Assurance Company of Puerto Rico, domiciled in Puerto Rico, prepares its statutory basis financial statements in accordance with accounting practices prescribed or permitted by the Insurance Commissioner. Currently, prescribed accounting practices are interspersed through state insurance laws and regulations, the NAIC’s Accounting Practices and Procedures Manual and a variety of other NAIC publications. Permitted statutory accounting practices encompass all accounting practices not so prescribed. Such practices may differ from state to state, from company to company within state, and may change in the future. The Company follows only prescribed accounting practices established by the NAIC and the Insurance Commissioner.
Recognition of Universal Life and Interest Sensitive Products
Revenue and Policy Benefits
Revenues from universal life and interest sensitive policies represent amounts assessed against policyholders. Included in such assessments are mortality charges, surrender charges actually paid and earned policy service fees. Policyholder account balances consist of the premiums received plus credited interest, less accumulated policyholder assessments. Amounts included in expense represent benefits in excess of account balances returned to policyholders.

Great American Life Assurance Company of Puerto Rico
Notes to Financial Statements (continued)
1. Nature of Organization and Summary of Significant Accounting Policies (continued)
Recognition of Universal Life and Interest Sensitive Products
Revenue and Policy Benefits (continued)
The liabilities related to guaranteed investment contracts and policyholders funds left on deposit with the Company generally are equal to the fund balances less applicable surrender charges.
The Company uses the retrospective deposit method to account for universal life and interest sensitive type contracts. Under this method, premiums received are not reported as revenues, but represent amounts assessed against policyholders, including mortality charges, surrender charges actually paid and earned policy service fees.
The annuity contracts are accounted for in a manner consistent with the accounting for interest-bearing financial instruments.
The revenues for limited payment contracts are recognized over the period that benefits are provided rather than on collection of premiums.
Premiums Earned and Policy Benefits on Traditional Insurance Products
Premiums on traditional life insurance are reported as earned when due. Premiums on accident and health and other short-term contracts are recognized as earned primarily on a pro rata basis over the contract period. Premiums on credit life policies are recognized as earned in proportion to the amounts of insurance in-force. Benefits and expenses are associated with earned premiums which result in recognition of profits over the life of the policy contracts. This association is accomplished by means of the provision for future policy benefits and the amortization of deferred policy acquisition costs.
Future Policy Benefits and Policy and Contract Claims
Future policy benefit reserves have been computed using the level premium method based on estimated future investment yield, mortality, and withdrawal experience. The interest rate assumption is 5.0% for all years in issue. Mortality has been calculated principally on select and ultimate tables in common usage in the industry. Withdrawals have been determined principally based on industry tables, modified by Company’s experience.
Unpaid claims and claims expenses are based on case-basis estimates for reported claims, and on estimates, based on experience, for unreported claims and claims expenses. The provision for policy and contract claims and claims expenses has been established to cover the estimated net cost of insured claims. The amounts are necessarily based on estimates of future rates of inflation and other factors and, accordingly, there can be no assurance that the ultimate liability will not exceed such estimates. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known. Such adjustments are included in current operations.

Great American Life Assurance Company of Puerto Rico
Notes to Financial Statements (continued)
1. Nature of Organization and Summary of Significant Accounting Policies (continued)
Fair Values of Financial Instruments
The Company used the following methods and assumptions in estimating its fair value disclosures for financial instruments:
Cash: The carrying amount reported in the balance sheets for cash approximates their fair value.
Investment Securities: Fair values for fixed maturity securities (including redeemable preferred stock) are based on quoted market prices, where available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services, or, in the case of private placements, are estimated by discounting the expected future cash flows using current market rates applicable to the coupon rate, credit, and maturity of the investments. The fair values for equity securities are based on quoted market prices, where available; for equity securities that are not actively traded, estimated fair values are based on values of issues of comparable yield and quality.
Reinsurance: The carrying amounts reported for reinsurance recoverable on paid losses approximates their fair value.
Policy loans: Policy loans have no stated maturity dates and are part of the related insurance contract. Accordingly, it was considered not practicable to estimate their fair values.
Receivables and Payables: The fair value of premiums and agents’ balances, and accounts payable and other accrued expenses approximate their carrying value because of the short-term nature of these instruments.
Deferred Policy Acquisition Costs
Acquisition costs consisting of commissions, and certain expenses related to the production of life, annuity, accident and health, and credit business, are deferred. The amount of deferred policy acquisition cost is reduced by a provision for future maintenance and settlement expenses which are not provided through future premiums. The related amortization is provided, considering interest, over the anticipated premium-paying period of the related policies in proportion to the ratio of annual premium revenue to expected total premium revenue to be received over the life of the policies. Expected premium revenue is estimated by using the same mortality and withdrawal assumptions used in computing liabilities for future policy benefits. The method followed in computing deferred policy acquisition costs limits the amount of such deferred costs to their estimated net realizable value. In determining estimated net realizable value, the computations give effect to the premiums to be earned, related investment income, losses and loss expenses, and certain other costs expected to be incurred as the premium is earned. Costs deferred on universal life and interest sensitive products are amortized as a level percentage of the present value of anticipated gross profits from investment yields, mortality and surrender charges.

Great American Life Assurance Company of Puerto Rico
Notes to Financial Statements (continued)
1. Nature of Organization and Summary of Significant Accounting Policies (continued)
Deferred Policy Acquisition Costs (continued)
Estimates used are based on the Company’s experience as adjusted to provide for possible adverse deviations. These estimates are periodically reviewed and compared with actual experience. When it is determined that future expected experience differs significantly from that assumed, the estimates are revised for current and future issues.
Value of Business Acquired
The value assigned to the insurance in-force at the date of the acquisition is amortized using methods similar to those used to amortize the deferred policy acquisition costs.
Reinsurance
In the normal course of business, the Company cedes insurance under reinsurance agreements that provide a greater business diversification and allow management to limit disproportionate exposure to risks or other events that may cause unfavorable underwriting results.
The Company records its liabilities on policy and contract claims relating to unpaid benefits and benefits expenses net of the effects of the related reinsurance recovery. Premiums ceded and recoveries of benefits and benefit expenses have been reported as a reduction of premium income and claims incurred, respectively. Amounts recoverable from reinsurers are estimated on a manner consistent with the claim liability associated with the reinsured policy.
Investments
Investments in all debt securities and those equity securities with readily determinable market values are classified into one of three categories; held-to-maturity, trading or available-for-sale. Classification of investments is based upon management’s current intent. Debt securities which management has a positive intent and ability to hold until maturity are classified as securities held-to-maturity and are carried at amortized cost. Debt and equity securities that are purchased for short-term resale are classified as trading securities and carried at market value. All other debt and equity securities not included in the above two categories are classified as securities available-for-sale and are carried at market value, with unrealized gains and losses reported as a separate component of shareholders’ equity, net of tax. At December 31, 2005 and 2004 the Company did not have any investments categorized as held-to-maturity or trading securities.

Great American Life Assurance Company of Puerto Rico
Notes to Financial Statements (continued)
1. Nature of Organization and Summary of Significant Accounting Policies (continued)
Investments (continued)
Premiums and discounts on debt securities are amortized over the life of the security as an adjustment to yield using the effective interest method. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in net income. The cost of securities sold is based on a specific identification method. Interest and dividends on securities classified as available-for-sale are included in investment income.
Policy loans are reported at unpaid principal balances including accumulated interest but not in excess of cash surrender values.
Cash and Cash Equivalents
Cash of $9,145,835 and $7,214,740 at December 31, 2005 and 2004, respectively, consist principally of cash in bank accounts, overnight deposits and two certificates of deposits in domestic banking institutions amounting to $1,000,000 and $500,000 in 2005 and 2004, respectively. The Company considers all highly liquid investments acquired with a maturity of three months or less to be cash equivalents.
Property and Equipment
Property and equipment is recorded at cost. Depreciation and amortization on property, leasehold improvements, furniture, equipment and EDP software are calculated using the straight-line method over the estimated useful life of the respective assets or lease term, whichever is shorter.
Advertising Costs
Advertising costs are charged to operations as incurred. Advertising expenses for 2005, 2004 and 2003 amounted to approximately $368,000, $422,000 and $463,000, respectively.
Guaranty-Fund Assessments
Guaranty-fund assessments are accrued at the time the events occur on which assessments are expected to be based.
Deferred Income Tax
Deferred income tax is reflected for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences) and tax credit carry forwards.

Great American Life Assurance Company of Puerto Rico
Notes to Financial Statements (continued)
1. Nature of Organization and Summary of Significant Accounting Policies (continued)
Reporting Comprehensive Income
Comprehensive income consists of net income and all other changes in the equity of the enterprise during the year from transactions and other events. The components of comprehensive income of the Company consist of net income and unrealized net gains (losses) from investment securities classified as available for sale.
Concentration of Credit Risk
Financial instruments, which potentially may subject the Company to significant credit risks, consist principally of uncollected premiums and interest and other accounts receivable. A substantial majority of the business activity of the Company is with insureds and other customers located in Puerto Rico and, as such, the Company is subject to the risks associated with the economy of Puerto Rico. The Company establishes an allowance for doubtful accounts based on specific credit risk factors of each customer, in addition to other sources of information. Actual results could differ from these estimates.
Reclassifications
Certain amounts in 2004 and 2003 have been reclassified to conform with the 2005 presentation.
2. Investments
The Company classifies all its investments as available-for-sale. Investments in bonds at December 31, 2005 and 2004 are summarized as follows:

	2005
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

U.S. Treasury bonds	$100,685,685	$9,446,247	$(772,796)	$109,359,136
Government National Mortgage Association	5,776,686	22,507	(52,369)	5,746,824
Puerto Rico Government bonds	1,498,947	183,426	—	1,682,373
Corporate bonds	46,117,672	1,157,106	(110,128)	47,164,650
Mortgage-backed securities	27,440,935	13,175	(377,683)	27,076,427

Totals	$181,519,925	$10,822,461	(1,312,976)	$191,029,410

Great American Life Assurance Company of Puerto Rico
Notes to Financial Statements (continued)
2. Investments (continued)

	2004
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

U.S. Treasury bonds	$111,111,614	$10,275,000	$(189,641)	$121,196,973
Government National Mortgage Association	7,372,316	76,184	(10,049)	7,438,451
Puerto Rico Government bonds	2,057,591	188,589	—	2,246,180
Corporate bonds	53,393,098	3,125,149	12,066	56,530,313
Mortgage-backed securities	20,505,108	174,994	(450,479)	20,229,623

Totals	$194,439,727	$13,839,916	$(638,103)	$207,641,540

Mortgage-backed securities represent Government National Mortgage Association (GNMA) first mortgage pools which are guaranteed by the Federal Government.
The amortized cost and estimated fair value of the Company’s investments in bonds at December 31, 2005, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties:

	Amortized	Estimated
	Cost	Market Value

Due within one year	$9,559,864	$9,580,072
Due after one year through five years	23,124,060	23,363,650
Due after five years through ten years	45,928,536	46,238,870
Due after ten years	69,689,844	79,023,567
Mortgage-backed securities	33,217,621	32,823,251

	$181,519,925	$191,029,410

Management periodically evaluates portfolio investments with unrealized losses in order to determine if such losses can be considered other-than-temporary in accordance with guidelines published by those entities and organizations that promulgate and interpret accounting principles generally accepted in the United States. For purposes of this evaluation, management considers, in the case of fixed-income securities, the issuer’s credit rating and changes thereof and general levels and fluctuations in the relevant interest rate markets. In the case of equity securities, comparisons are made of the portfolio securities’ performance with that of broad market indices, applicable industry indices, published analysts’ evaluations of particular stocks and other relevant information.

Great American Life Assurance Company of Puerto Rico
Notes to Financial Statements (continued)
2. Investments (continued)

	Less than 12 months		12 months or more		Total
	Market	Unrealized	Market	Unrealized	Market	Unrealized
Description of Securities	Value	Losses	Value	Losses	Value	Losses

U.S. Treasury bonds	$5,037,500	$(27,501)	$20,037,800	$(745,295)	$25,075,300	$(772,796)
Government National Mortgage Association	—	—	3,544,969	(52,369)	3,544,969	(52,369)
Mortgage-back securities	22,117,958	(280,895)	4,171,354	(96,788)	26,289,312	(377,683)
Corporate bonds	11,801,250	(93,032)	978,750	(17,096)	12,780,000	(110,128)

Total	$38,956,708	$(401,428)	$28,732,873	$(911,548)	$67,689,581	$(1,312,976)

U.S. Treasury Securities and Obligations of U.S. Government Instrumentalities: The unrealized losses on the Company’s investments in U.S. Treasury securities and other obligations of U.S. government instrumentalities were mainly caused by interest rate increases. Because the Company has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.
Corporate Debt Securities: The Company’s unrealized losses on investments in corporate debt securities are comprised of very small unrealized losses in eight of the corporate bonds, being the single largest loss approximately $27,000. The total corporate bonds portfolio is comprised of more than thirty high quality corporate bonds. Unrealized losses on these bonds were mainly caused by interest rate increases. Because the Company has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.
Proceeds from the sales of investments in debt securities during 2005, 2004 and 2003 were $33,329,895, $10,595,041 and $40,107,612; gross gains of $5,298,826, $286,414 and $294,552, and gross losses of $909,846, $11,667 and $37,985 were realized on those sales on 2005, 2004 and 2003, respectively. These gains and losses are reported in the accompanying statements of earnings.
At December 31, 2005 and 2004, Puerto Rico Government bonds with a carrying value of $1,000,000, (market value of $1,172,020 and $1,152,700, respectively) were deposited with the Insurance Commissioner of the Commonwealth of Puerto Rico to comply with the deposit requirements of the Insurance Code of the Commonwealth of Puerto Rico.

Great American Life Assurance Company of Puerto Rico
Notes to Financial Statements (continued)
2. Investments (continued)
Unrealized gains and losses on investments in preferred and common stocks are reported directly as a component of shareholders’ equity and do not affect operations. The gross unrealized gains and losses, cost and fair value of those investments are summarized as follows:

		Gross	Gross
		Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

At December 31, 2005:
Common stocks	$835,126	$298,368	$—	$1,133,494
Preferred stocks	1,400,000	—	(39,200)	1,360,800

Total	$2,235,126	$298,368	$(39,200)	$2,494,294

At December 31, 2004:
Common stocks	$5,637,761	$6,282,004	$—	$11,919,765
Preferred stocks	1,400,000	47,600	—	1,447,600

Total	$7,037,761	$6,329,604	$—	$13,367,365

Common and Preferred Stock: The Company’s investment in marketable securities consist mainly of investments in common and preferred stock of domestic banking institutions, based on the past market performance of these securities, the minimal amount of unrealized losses on these securities, and the Company’s ability and intent to hold these investments for a period of time, these investments are not considered other-than-temporarily impaired.
During the year ended December 31, 2005, the Company recognized other-than-temporary impairments on its equity securities amounting to $382,951. No impairments were identified nor recognized by the Company during the years 2004 and 2003.
The Company’s investment income for the years ended December 31, 2005, 2004 and 2003 are as follows:

	2005	2004	2003

Interest in bonds	$10,773,256	$10,505,919	$10,186,139
Interest-bearing deposits	183,422	45,108	33,810
Policy loans	335,447	336,310	320,461
Dividend income	262,828	345,880	282,796

	11,554,953	11,233,217	10,823,206
Less investment expenses	(7,622)	(8,167)	(7,937)
Add other income	—	1,500	—
Add capital gains (losses)	4,388,980	274,747	256,567

Net investment income	$15,936,311	$11,501,297	$11,071,836

Great American Life Assurance Company of Puerto Rico
Notes to Financial Statements (continued)
3. Deferred Policy Acquisition Costs
The movement of deferred policy acquisition costs for the years ended December 31, 2005, 2004 and 2003 is summarized as follows:

		Accident
	Life	and Health	Total

Balance at January 1, 2003	$40,657,811	$2,919,535	$43,577,346

Additions	15,458,222	2,067,294	17,525,516
Amortization	(7,291,667)	(585,874)	(7,877,541)

Net change	8,166,555	1,481,420	9,647,975

Balance at December 31, 2003	48,824,366	4,400,955	53,225,321

Additions	15,985,201	904,904	16,890,105
Amortization	(7,978,945)	(1,441,476)	(9,420,421)

Net change	8,006,256	(536,572)	7,469,684

Balance at December 31, 2004	56,830,622	3,864,383	60,695,005

Additions	16,614,062	805,397	17,419,459
Amortization	(8,686,029)	(1,106,855)	(9,792,884)

Net change	7,928,033	(301,458)	7,626,575

Coinsurance treaty allowance	(47,612,100)	(2,505,900)	(50,118,000)

Balance at December 31, 2005	$17,146,555	$1,057,025	$18,203,580

Commissions comprise most of the additions to deferred acquisition costs.

Great American Life Assurance Company of Puerto Rico
Notes to Financial Statements (continued)
4. Value of Business Acquired
The movement of value of business acquired for the years ended December 31, 2005, 2004 and 2003 is summarized as follows:

		Accident
	Life	and Health	Total

Balance at January 1, 2003	$16,606,656	$2,049,176	$18,655,832

Interest	830,333	102,459	932,792
Amortization	(2,752,151)	(381,753)	(3,133,904)

Net change	(1,921,818	(279,294)	(2,201,112)

Balance at December 31, 2003	14,684,838	1,769,882	16,454,720

Interest	734,242	88,494	822,736
Amortization	(2,359,464)	(134,589)	(2,494,053)

Net change	(1,625,222)	(46,095)	(1,671,317)

Capitalization of UTA business	171,233	—	171,233

Balance at December 31, 2004	13,230,849	1,723,787	14,954,636

Interest	661,543	86,189	747,732
Amortization	(2,000,371)	(231,364)	(2,231,735)

Net change	(1,338,828)	(145,175)	(1,484,003)

Coinsurance treaty allowance	(8,696,160)	(1,185,840)	(9,882,000)

Balance at December 31, 2005	$3,195,861	$392,772	$3,588,633

5. Property, Equipment and Leasehold Improvements
Property, equipment and leasehold improvements consist of:

	December 31
	2005	2004

Leasehold improvements	$1,829,436	$1,695,531
Furniture and fixtures	1,648,974	1,559,049
EDP equipment	1,492,563	1,283,931

	4,970,973	4,538,511
Less accumulated depreciation and amortization	(3,711,310)	(3,235,784)

	$1,259,663	$1,302,727

Great American Life Assurance Company of Puerto Rico
Notes to Financial Statements (continued)
6. Reinsurance
The Company cedes insurance to other insurers and reinsurers under various contracts that cover individual risks and entire classes of business. Reinsurance is primarily ceded on an excess of loss basis up to a maximum retention of $50,000. For certain new life products that have been issued since April 1999, the retention limit is $175,000. These reinsurance arrangements provide greater diversification of business and minimize the Company’s losses arising from large risks.
The future policy benefits reserve has been reduced by reinsurance ceded of approximately $124,534,000, $2,701,000 and $2,609,000 at December 31, 2005, 2004 and 2003, respectively. Additionally, death and other benefits have been reduced by reinsurance ceded of approximately $1,155,000, $1,427,000 and $1,474,000 in 2005, 2004 and 2003, respectively. Premiums ceded to other companies amounted to approximately $2,276,000, $1,383,000 and $1,449,000 for the years ended December 31, 2005, 2004 and 2003, respectively. Also, reinsurance recoverables amount to approximately $505,000 and $501,000 at December 31, 2005 and 2004, respectively.
On December 22, 2005, the Company entered into a coinsurance with funds withheld agreement with Seguros de Vida Triple-S (SVTS). Under the terms of this agreement the Company ceded 69% of all the business written as of and after the effective date of the treaty. The Company received a ceding commission allowance of $60,000,000 as a reimbursement of the policy acquisitions costs associated with the 69% participation of SVTS on the Company’s block of business ceded as of the effective date of the agreement. This commission allowance is considered a reduction of the Company’s DAC and VOBA balances as of the date of the agreement and was therefore deducted proportionally from the DAC and VOBA balances as of December 31, 2005.
SVTS’s 69% share of the Company’s future policy benefits reserves as of December 31, 2005 amounting to $118,635,142 is presented in the balance sheet as funds held under reinsurance treaties. This reserve is supported by certain investment assets specified in the coinsurance agreement, which consist of fixed income securities (U.S. Treasury securities), that will be included in a trust for the benefit of SVTS within 90 days of the effective date of the agreement.
In addition, the Company recorded approximately $400,000 of reinsurance premiums due to reinsurers related to SVTS participation on the Company’s insurance business from the date of the agreement to December 31, 2005.
In 2005 and 2004, the Company did not commute any ceded reinsurance.
The amounts ceded of future policy benefits reserve represent a contingent liability to the Company. If reinsurers are unable to meet existing obligations under the reinsurance agreements, the amounts ceded become a liability to the Company.

Great American Life Assurance Company of Puerto Rico
Notes to Financial Statements (continued)
6. Reinsurance (continued)
The Company, nor any of its related parties, control, either directly or indirectly, any reinsurers with which the Company conducts business. No policies issued by the Company have been reinsured with a foreign company which is controlled, either directly or indirectly, by a party not primarily engaged in the business of insurance. The Company does not have any reinsurance agreement in effect under which the reinsurer may unilaterally cancel the agreement. At December 31, 2005, there are no reinsurance agreements in effect such that the amount of losses paid or accrued exceeds the total premium collected. The net amount of reduction in surplus at December 31, 2005, if all reinsurance agreements were cancelled, is $124,325,000. There are no retrospectively rated contracts.
7. Unpaid Claims
The following table provides a reconciliation of the beginning and ending balances of unpaid claim liabilities, net of reinsurance recoverables, for the years ended December 31, 2005 and 2004:

	2005	2004	2003

Unpaid claim liabilities, at beginning of year	$3,181,252	$4,259,052	$2,871,944
Add provision for claims, net of reinsurance, occurring in:
The current year	5,374,863	3,984,350	5,243,434
Prior years	(367,892)	(1,524,761)	(743,480)

Incurred losses during the current year	5,006,971	2,459,589	4,499,954
Deduct payments for claims, net of reinsurance, occurring in:
The current year	2,917,536	2,076,296	1,841,965
Prior years	1,867,600	1,461,093	1,270,881

Claim payments during the current year	4,785,136	3,537,389	3,112,846

Unpaid claim liabilities, at end of year	$3,403,087	$3,181,252	$4,259,052

The foregoing reconciliation reflects that redundancies in the December 31, 2005, 2004 and 2003 net reserves were $367,892, $1,524,761 and $743,480, respectively. These redundancies are the result of changes in estimate of insured events in prior years because of lower than anticipated losses.

Great American Life Assurance Company of Puerto Rico
Notes to Financial Statements (continued)
7. Income Taxes
As a qualified domestic life insurance company doing business in Puerto Rico, the Company is only subject to income tax on capital gains and on alternative minimum tax (AMT) as applicable, of the Puerto Rico tax laws. Income tax expense resulted from the application of the AMT. Capital gains were realized in 2005, 2004 and 2003.
The Company’s temporary differences consist of net unrealized gains and losses on securities available for sale. The resulting deferred tax liability of $3,709,020 and $7,090,331 at December 31, 2005 and 2004, respectively, consists of $1,952,439 related to the tax effect of the Company’s net unrealized gains in 2005 and $4,297,273 related to the tax effect of the Company’s net unrealized gains in 2004, on available for sale securities since the date of acquisition by Great American Financial Resources Inc. on December 10, 1997. The remaining deferred tax liability of $1,756,581 and $2,793,058, respectively, represents the tax effect of the difference between tax basis and fair value of available for sale securities that existed at December 10, 1997.
8. Operating Leases
The Company entered into a noncancelable operating lease agreement commencing on March 1, 2005 and expiring on February 28, 2010, for their central office facilities. In addition, the Company has other operating lease agreements for the occupancy of their district offices. The Company’s rent expense under these agreements amounted to approximately $1,343,500, $1,276,200 and $1,147,000 in 2005, 2004 and 2003, respectively.
The estimated minimum rentals under the terms of the operating leases for the Company for each of the next five years are summarized as follows:

	Amount
	Central	District
	Office	Offices

2006	$774,000	$602,215
2007	774,000	511,371
2008	774,000	358,128
2009	774,000	231,074
2010 and thereafter	1,676,974	357,571

Total	$4,772,974	$2,060,359

In addition, the Company has several other operating leases for equipment and vehicles used in their operations. Total rent expense under such leases amounted to approximately $320,000 and $329,000 in 2005 and 2004, respectively.

Great American Life Assurance Company of Puerto Rico
Notes to Financial Statements (continued)
9. Operating Leases (continued)
Future minimum rental payments under such leases are as follows:

2006	$325,510
2007	265,364
2008	147,815
2009	144,407
2010 and thereafter	31,889

Total	$914,985

10. Retirement Plan
Effective January 1, 2004, the Company is participating in the Great American Life Assurance Company of Puerto Rico Retirement and Savings Plan (GA Life), a defined contribution plan that covers substantially all the employees. Under the new Plan, every year the Board of Directors will determine how much it will contribute to the Plan.
Each employee’s share of the contributions to the Plan will be calculated by applying the employee’s compensation for the year to the ratio of the contribution approved by the Board of Directors to the total compensation of all participants to the Plan.
A contribution of 5% of qualifying salaries was approved by the Board of Directors, resulting in a total contribution to the retirement plan of $587,118, $540,000 and $307,000 in 2005, 2004 and 2003, respectively.
11. Comprehensive Income
The change in the fair value of available-for-sale investment securities that is included as comprehensive income in the accompanying statement of changes in shareholders equity and comprehensive income (loss) is as follows:

Unrealized holding gains on securities arising during the period	$9,768,653
Less income tax	(2,340,901)

$7,427,752

12. Contingencies
Pursuant to the Insurance Code of the Commonwealth of Puerto Rico, the Company is a member of the Puerto Rico Insurance Guaranty Association for Life and Disability. As a member, the Company is required to provide funds for the settlement of claims and reimbursement of unearned premiums of insurance policies issued by insolvent insurance companies. No assessments were made and no accruals for possible future assessments were provided during the years ended on December 31, 2005 and 2004.

Great American Life Assurance Company of Puerto Rico
Notes to Financial Statements (continued)
12. Contingencies (continued)
The Company is a defendant in various legal proceedings. Management, based on the opinion of its legal counsel, is of the opinion that the ultimate liability, if any, resulting from these pending proceedings and legal actions in the aggregate will not have a material effect on the Company’s financial statements.
13. Statutory Information
Information regarding statutory capital and surplus and net income according to accounting practices prescribed or permitted by the Insurance Commissioner of the Commonwealth of Puerto Rico follows:

Capital and surplus	$13,227,749

Net income	$15,696,419

The accumulated earnings of the Company are restricted as to payment of dividends by statutory limitations applicable to domestic insurance companies. These limitations restrict the payment of dividends by insurance companies generally to unrestricted unassigned surplus funds reported for statutory purposes, which aggregated to $10,747,756 and $42,254,873 at December 31, 2005 and 2004, respectively. Dividends of $100,000,000 and $3,199,981 were declared and paid during 2005 and 2004, respectively. A portion of the dividends amounting to $14,107,571 was recorded as a return of capital in 2005.
14. Prior Period Adjustment
An error was noted in the recording of deferred tax liability related to investments that were marked to market in 1997. The corresponding mark to market adjustment has been appropriately amortized as bond premium but the corresponding deferred tax liability was not. As a result, the deferred tax expense was overstated and the net income was understated for each of these years as follows:

Increase in Net Income
Year	and Deferred Tax Expense
2004	$191,028
2003	194,142
Prior to 2003	827,389

$1,212,559

Management restated the above stated amounts in 2004 and 2003 as an increase in deferred tax benefit and a decrease in deferred tax liability. The $827,389 was recorded as increase in retained earnings as of January 1, 2003.

Great American Life Assurance Company of Puerto Rico
Notes to Financial Statements (continued)
15. Subsequent Event
On December 15, 2005, the Board of Directors announced the approval of the sale of all the shares of common stock of Great American Life Assurance Company of Puerto Rico, previously owned by Great American Financial Resources (GAFRI) to Triple-S Management Corporation (TSMC). The acquisition by TSMC was completed on January 31, 2006. As a result of this acquisition, the Company is expected to be one of the leading providers of life insurance in Puerto Rico.